CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-210186 on Form N-1A of our reports dated October 23, 2025, relating to the financial statements and financial highlights of FT Vest U.S. Equity Moderate Buffer ETF - January, FT Vest U.S. Equity Moderate Buffer ETF - February, FT Vest U.S. Small Cap Moderate Buffer ETF - February, FT Vest U.S. Equity Buffer & Premium Income ETF - March, FT Vest U.S. Equity Moderate Buffer ETF - March, FT Vest U.S. Equity Moderate Buffer ETF - April, FT Vest U.S. Equity Moderate Buffer ETF - May, FT Vest U.S. Small Cap Moderate Buffer ETF - May, FT Vest U.S. Equity Buffer & Premium Income ETF - June, FT Vest U.S. Equity Moderate Buffer ETF - June, FT Vest U.S. Equity Moderate Buffer ETF - July, FT Vest U.S. Equity Moderate Buffer ETF - August, FT Vest U.S. Small Cap Moderate Buffer ETF - August, FT Vest U.S. Equity Buffer & Premium Income ETF - September, FT Vest U.S. Equity Moderate Buffer ETF - September, FT Vest U.S. Equity Moderate Buffer ETF - October, FT Vest U.S. Equity Moderate Buffer ETF - November, FT Vest U.S. Small Cap Moderate Buffer ETF - November, FT Vest U.S. Equity Buffer & Premium Income ETF - December, and FT Vest U.S. Equity Moderate Buffer ETF - December, each a series of First Trust Exchange-Traded Fund VIII, appearing in Form N-CSR of First Trust Exchange-Traded Fund VIII for the year ended August 31, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm”, and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 29, 2025